Exhibit 99.1

NanoString Technologies Releases Operating Results for First Quarter of 2021
SEATTLE - May 10, 2021 - NanoString Technologies, Inc. (NASDAQ:NSTG), a leading provider of life science tools for discovery and translational research, today reported financial results for the first quarter ended March 31, 2021.
First Quarter Financial Highlights
•Product and service revenue of $31.4 million, 28% year-over-year growth
•Instrument revenue of $11.7 million, 19% year-over-year growth. Instrument revenue includes $7.0 million of GeoMx® Digital Spatial Profiler (DSP) instrument revenue
•Consumables revenue of $16.0 million, 39% year-over-year growth. Consumables revenue includes $2.7 million GeoMx® DSP consumables revenue
•Service revenue of $3.7 million, 17% year-over-year growth
•Cash, cash equivalents and short-term investments balance of $409.9 million
“Spatial Biology is in a period of tremendous growth, revolutionizing research in fields from oncology to COVID-19. During Q1, NanoString extended its lead in this exciting market, with strong demand for our GeoMx DSP, a record number of new peer-reviewed publications, and growing excitement generated by our Spatial Molecular Imager,” said Brad Gray, president and CEO of NanoString. “The launch of our GeoMx Whole Transcriptome Atlas is off to a great start, and is now driving more than 60% of new projects in our GeoMx Technology Access Program. Meanwhile, our nCounter business showed continued durability, with steady demand for new instruments continuing more than a decade after the platform’s introduction.”
GeoMx DSP
•GeoMx Installed Base: Grew installed base to approximately 160 GeoMx® DSP Systems at March 31, 2021, as compared to approximately 55 at March 31, 2020
•GeoMx Whole Transcriptome Atlas: Began commercial shipments of the GeoMx Whole Transcriptome Atlas in the first quarter
•GeoMx Technology Access Program (TAP): Generated approximately 95 new GeoMx TAP orders in the first quarter, of which over 60% utilized the GeoMx Whole Transcriptome Atlas
•GeoMx Publications: Increased cumulative peer-reviewed publications to 47 as of March 31, 2021, with a record 12 new publications during the quarter
•2021 American Association of Cancer Research (AACR) Conference: Highlighted an emerging body of spatial biology research that included eight abstracts that utilized GeoMx DSP, four of which were presented by investigators from the GeoMx Breast Cancer Consortium
•Illumina Accelerator and Doloromics GeoMx Collaboration: Announced a collaboration with Illumina Accelerator and Doloromics that will leverage high-resolution spatial profiling for the development of a new generation of pain therapeutics
nCounter
•nCounter Installed Base: Grew installed base to approximately 995 nCounter® Analysis Systems at March 31, 2021, as compared to approximately 865 systems at March 31, 2020
•nCounter Publications: Surpassed 4,300 cumulative peer-reviewed publications utilizing nCounter technology at March 31, 2021
•2021 AACR Conference: Highlighted the use of the nCounter Analysis System in approximately 45 scientific abstracts
Corporate
•Appointment of New Board Members: Expanded the Board of Directors with the appointments of Dana Rollison, Ph.D., and Janet George. Dr. Rollison is vice president, chief data officer and associate center director of Data Science for the Moffit Cancer Center. Ms. George is group vice president of Autonomous Enterprise, Advanced Analytics with Machine Learning, and Artificial Intelligence for Oracle
First Quarter Financial Results
We have elected to present selected non-GAAP, or adjusted, financial measures, including Adjusted EBITDA. These adjusted financial measures are calculated excluding certain items that may make it more challenging to compare our GAAP operating results across periods. Such items may include collaboration revenue, stock-based compensation, depreciation and amortization, or one-time charges such as transaction related fees and expenses or restructuring charges and severance costs. A reconciliation of adjusted financial measures to the nearest comparable GAAP financial measure can be found in the notes and table at the end of this press release.

(dollars in thousands)	Three Months Ended March 31,
	GAAP		Non-GAAP Adjusted
	2021	2020	2021	2020
Product and service revenue	$31,394	$24,496	$31,394	$24,496
Collaboration revenue	223	2,109	—	—
Total revenue	31,617	26,605	31,394	24,496
Cost of product and service revenue	15,623	11,017	15,027	10,588
Research and development	15,063	17,502	12,573	14,839
Selling, general and administrative	26,799	25,721	20,958	22,468
Adjusted EBITDA	N / A	N / A	$(17,164)	$(23,399)

Non-operating expense, net	(1,844)	(10,989)	(1,844)	(3,846)
Net loss	$(27,712)	$(38,624)	$(19,008)	$(27,245)

Supplemental Information
As a supplement to the table above, we have posted to the investor relations section of our website, at www.nanostring.com, supplemental financial data that includes our adjusted financial measures as compared to the nearest comparable GAAP financial measures, for the first quarter of 2021 and for each quarter of and the full year of 2020.
Conference Call
Management will host a conference call today beginning at 1:30 pm PT / 4:30 pm ET to discuss these results and answer questions. Investors and other interested parties can register for the call in advance by visiting http://www.directeventreg.com/registration/event/9493413. After registering, an email confirmation will be sent, including dial-in details and unique conference call codes for entry. Registration is open throughout the call, but to ensure connection for the full call, registration in advance is recommended. The link to the webcast and audio replay will be made available at the Investor Relations website: www.nanostring.com. A replay of the call will be available beginning May 10, 2021 at 7:30pm ET through midnight ET on May 17, 2021. To access the replay, dial (800) 585-8367 or (416) 621-4642 and reference Conference ID: 9493413. The webcast will also be available on our website for one year following the completion of the call.
Non-GAAP, or Adjusted, Financial Information
We believe that the presentation of non-GAAP, or adjusted, financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. Reconciliation of adjusted financial measures to the most directly comparable financial result as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. A reconciliation of adjusted guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding certain expenses that may be incurred in the future. For further information regarding why we believe that these adjusted measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to “Notes Regarding Non-GAAP Financial Information” at the end of this press release.
About NanoString Technologies, Inc.
NanoString Technologies is a leading provider of life science tools for discovery and translational research. Our nCounter® Analysis System offers a cost-effective way to easily profile the expression of hundreds of genes, proteins, miRNAs, or copy number variations, simultaneously with high sensitivity and precision. Our GeoMx® Digital Spatial Profiler enables highly-multiplexed spatial profiling of RNA and protein targets in a variety of sample types. Our technology platforms are designed to facilitate a wide variety of basic research and translational medicine applications, including biomarker discovery and validation. For more information, please visit www.nanostring.com.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding expectations for demand for our products and growth in our business, future revenue growth, the impact of new products and expansion into new markets, the growth trajectory of our nCounter and GeoMx franchises, the anticipated launch of new products and technology and our anticipated GAAP and non-GAAP operating results. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include market acceptance of our products; delays or denials of regulatory approvals or clearances for products or applications; the extent and duration of the impact of the COVID-19 pandemic and adverse conditions in the general domestic and global economic markets; the impact of competition; the impact of expanded sales, marketing, product development and clinical activities on operating expenses; delays or other unforeseen problems with respect to manufacturing and product development; as well as the other risks set forth in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements.
The NanoString logo, NanoString, NanoString Technologies, GeoMx, and nCounter are trademarks or registered trademarks of NanoString Technologies, Inc., in the United States and/or other countries.
Contact
Doug Farrell
Vice President, Investor Relations & Corporate Communications
dfarrell@nanostring.com
Phone: 206-602-1768

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended March 31,
	2021	2020
Revenue:
Instruments	$11,745	$9,834
Consumables	15,963	11,500
Services	3,686	3,162
Total product and service revenue	31,394	24,496
Collaboration	223	2,109
Total revenue	31,617	26,605
Costs and expenses:
Cost of product and service revenue	15,623	11,017
Research and development	15,063	17,502
Selling, general and administrative	26,799	25,721
Total costs and expenses (a) (b)	57,485	54,240
Loss from operations	(25,868)	(27,635)
Other income (expense):
Interest income	118	704
Interest expense	(1,870)	(2,883)
Other expense, net	(32)	(1,607)
Loss on extinguishment of debt and termination of revolving loan facility	—	(7,143)
Total other expense, net	(1,784)	(10,929)
Net loss before provision for income taxes	(27,652)	(38,564)
Provision for income tax	(60)	(60)
Net loss	$(27,712)	$(38,624)
Net loss per share, basic and diluted	$(0.62)	$(1.04)
Weighted average shares used in computing basic and diluted net loss per share	44,669	36,999

(a) Includes $7.4 million and $4.3 million of stock-based compensation expense for the three months ended March 31, 2021 and 2020, respectively.
(b) Includes $1.4 million and $1.2 million of depreciation and amortization expense for the three months ended March 31, 2021 and 2020, respectively.

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$396,502	$411,848
Short-term investments	13,416	28,883
Accounts receivable, net	33,183	31,100
Inventory, net	24,434	22,959
Prepaid expenses and other	6,910	4,190
Total current assets	474,445	498,980
Property and equipment, net	21,730	20,828
Operating lease right-of-use assets	20,703	21,492
Other assets	3,680	2,895
Total assets	$520,558	$544,195
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,811	$5,313
Accrued liabilities	3,913	4,970
Accrued compensation and other employee benefits	11,476	15,262
Customer deposits	1,332	1,631
Deferred revenue, current portion	6,714	5,610
Operating lease liabilities, current portion	4,393	4,313
Total current liabilities	33,639	37,099
Deferred revenue, net of current portion	1,984	1,843
Long-term debt, net	224,070	172,703
Operating lease liabilities, net of current portion	24,473	25,602
Total liabilities	284,166	237,247
Total stockholders’ equity	236,392	306,948
Total liabilities and stockholders’ equity	$520,558	$544,195

Notes Regarding Non-GAAP Financial Information. In addition to our results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe certain non-GAAP, or adjusted, measures are useful in evaluating our operating performance. We use adjusted financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that adjusted financial measures, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, adjusted financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, other companies, including companies in our industry, may calculate similarly titled non-GAAP or adjusted measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our adjusted financial measures as tools for comparison. A reconciliation is provided below for adjusted financial measures to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP, or adjusted, financial measures as analytical tools. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these adjusted financial measures to their most directly comparable U.S. GAAP financial measure, and not to rely on any single financial measure to evaluate our business.
Expenses excluded from non-GAAP, or adjusted, cost of product and service revenue, research and development expense and selling, general and administrative expense. We exclude stock-based compensation expense and depreciation and amortization expense, which are non-cash expenses, from certain of our adjusted financial measures because we believe that excluding such items provides meaningful supplemental information regarding operational performance. We exclude reorganization and restructuring costs and certain expenses related to collaborations from certain of our adjusted financial measures because such expenses have no direct correlation to the continuing operation of our business as such expenses are non-recurring or non-operating in nature, and therefore we believe excluding these items provides meaningful supplemental information regarding operational performance.
Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure defined as GAAP net loss adjusted for collaboration revenue, stock-based compensation expense, depreciation and amortization, net interest expense, other non-operating expense or income, provision for income tax and other special items as determined by management, including loss on extinguishment of debt, reorganization and restructuring costs and certain expenses related to collaborations.

Reconciliation of Adjusted EBITDA ($ in thousands)

	Three Months Ended March 31,
	2021	2020
Net loss - GAAP	$(27,712)	$(38,624)
Collaboration revenue	(223)	(2,109)
Stock-based compensation[1]	7,416	4,303
Depreciation and amortization[2]	1,441	1,213
Interest expense, net	1,752	2,179
Other expense, net	32	1,607
Loss on extinguishment of debt and termination of revolving loan facility	—	7,143
Provision for income tax	60	60
Reorganization and restructuring charges[3]	—	629
Certain collaboration agreement expenses[4]	70	200
Adjusted EBITDA - non-GAAP	$(17,164)	$(23,399)
1 For the three months ended March 31, 2021, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included stock-based compensation expense of $0.4 million, $1.4 million and $5.6 million, respectively. For the three months ended March 31, 2020, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included stock-based compensation expense of $0.2 million, $0.9 million and $3.2 million, respectively.
2 For the three months ended March 31, 2021, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included depreciation and amortization expense of $0.2 million, $1.0 million and $0.2 million, respectively. For the three months ended March 31, 2020, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included depreciation and amortization expense of $0.2 million, $0.9 million and $0.1 million, respectively.
3 For the three months ended March 31, 2020, our research and development expenses included reorganization and restructuring charges of $0.6 million.
4 For the three months ended March 31, 2021, our research and development expenses included expenses related to certain of our collaboration agreements of $0.1 million. For the three months ended March 31, 2020, our research and development expenses included expenses related to certain of our collaboration agreements of $0.2 million.